Exhibit 99.2

FOR IMMEDIATE RELEASE

UPC INSURANCE AND AMERICAN COASTAL INSURANCE COMPANY TO MERGE IN COMBINATION OF LEADING SPECIALIZED PERSONAL LINES AND COMMERCIAL LINES UNDERWRITERS

▪	Complementary businesses and skills will create leading specialty personal and commercial lines property underwriter focused on coastal states

▪	Combination will have greater market presence, growth potential and earnings power than the sum of the two companies separately

▪	Transaction expected to be immediately accretive to earnings per share and ROE

▪	Combined entity will have over $1 billion of premium in force

St. Petersburg, FL – August 17, 2016: United Insurance Holdings Corp. (NASDAQ: UIHC) (UPC Insurance or the Company), a property and casualty insurance holding company, announced today that it has entered into a Merger Agreement with RDX Holding, LLC (RDX), the parent of American Coastal Insurance Company (ACIC or American Coastal), to combine the companies in an all-stock merger meant to qualify as a tax-free reorganization.

Under the terms of the transaction, RDX members will receive UPC Insurance common stock based on an exchange ratio providing for RDX members to own 49% of the outstanding UPC common stock as of the signing. Dan Peed, who is the CEO of ACIC and owns a majority of the stock of RDX, will become non-executive Vice-Chair of UPC’s Board of Directors and will nominate two additional independent directors to join the UPC Board, which will be expanded to ten as part of the transaction. John Forney, UPC’s President and CEO, will assume the role of CEO of the combined entity. The UPC stock issued to Mr. Peed as part of the transaction will have certain voting and transfer restrictions designed to demonstrate his long-term commitment to the combined entity and his alignment of interest with other UPC shareholders.

“This is a transformational transaction for UPC, and the culmination of many months of careful consideration of this opportunity to accelerate UPC’s path to creating the premier provider of property insurance in catastrophe-exposed areas,” said John Forney, President & CEO of UPC Insurance. “ACIC has an enviable track record of delivering strong earnings and very high returns on equity to its shareholders. Its market-leading position in the Florida commercial residential market and its exclusive MGA agreement with AmRisc provide UPC complementary skills and new growth opportunities. Dan Peed has proven his ability to create huge shareholder value, and we look forward to his vision and leadership as part of the UPC Board.”

Exhibit 99.2

“I am excited to join the UPC Insurance team and believe this merger will build on the excellent platform they have created, providing more opportunities for growth and profit with our valued trading partners,” said Dan Peed, CEO of American Coastal.  “John Forney and his team bring an extensive amount of energy and knowledge, and we share a vision to create one of the strongest specialty cat underwriters in the U.S.  AmRisc is the largest cat commercial property MGA in the country and will continue to underwrite on behalf of American Coastal Insurance Company, bringing many opportunities for continued growth to American Coastal, UPC Insurance and AmRisc.”

UPC Insurance is being advised in this transaction by Raymond James & Associates and the law firm of Sidley Austin LLP.  TigerRisk Capital Markets & Advisory and Willis Capital Markets & Advisory are acting as joint financial advisors and Debevoise & Plimpton LLP is serving as legal counsel to RDX in connection with the transaction. The transaction is subject to certain conditions, including approval by UPC Insurance’s stockholders of the issuance of shares in the merger and receipt of required regulatory approvals.

UPC Insurance will conduct a conference call to discuss the transaction at 8:30 a.m. ET on Thursday, August 18, 2016. The Company invites interested parties to participate in the conference call. To listen to the live webcast, please go to http://upcinsurance.equisolvewebcast.com/transaction. Additional information with respect to the transaction will be posted in the investor relations section of the www.upcinsurance.com website.

Conference Call Details
Thursday, August 18, 2016 – 8:30 a.m. ET
Participant Dial-In Numbers:
(United States): 877-407-8829
(International): 201-493-6724

About UPC Insurance
Founded in 1999, UPC Insurance is an insurance holding company that sources, writes and services residential property and casualty insurance policies using a network of independent agents and a group of wholly owned insurance subsidiaries. UPC Insurance writes and services property and casualty insurance in Connecticut, Florida, Georgia, Hawaii, Louisiana, Massachusetts, New Jersey, New York, North Carolina, Rhode Island, South Carolina and Texas, and is licensed to write in Alabama, Delaware, Maryland, Mississippi, New Hampshire, and Virginia. From its headquarters in St. Petersburg, UPC Insurance's team of dedicated professionals manages a completely integrated insurance company, including sales, underwriting, customer service and claims.

About ACIC
Founded in 2007, ACIC is a specialty underwriter focused primarily on the commercial residential property insurance market in Florida. ACIC has a long term exclusive agreement with AmRisc, LLC, the largest commercial windstorm MGA in the United States, which serves as the sole managing general agent to source and administer business for ACIC. In 2015, ACIC reported $308.5 million of direct premium written, $36.5 million in after-tax GAAP earnings, and finished the year with $195.8 million of tangible book value.

Exhibit 99.2

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” that involve significant risks and uncertainties. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including: any statements regarding the anticipated timing of filings and approvals relating to the proposed merger; any statements regarding the expected timing of the completion of the proposed merger; any statements regarding the ability to complete the proposed merger considering the various closing conditions; any statements of expectation or belief; any statement regarding the future financial performance of the Company; and any statements of assumptions underlying any of the foregoing. These statements are made as of the date of this communication and reflect management’s expectations, estimates and assumptions based on current and available information at the time the document was prepared. Forward-looking statements often include words such as “anticipate,” “believe,” “estimate,” “target,” “expect,” “predict,” “plan,” “possible,” “potential,” “project,” “hope,” “intend,” “likely,” “will,” “should,” “could,” “may,” “foreseeable,” “would” and similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual performance or achievements to be materially different from any future results, performance or achievements expressed or implied by those statements. Risks and uncertainties that could cause results to differ from expectations include, but are not limited to: uncertainties as to the timing of the proposed merger; the possibility that various closing conditions for the proposed merger may not be satisfied or waived, including that the stockholders of the Company may not approve the Company’s issuance of common stock, par value $0.0001 per share, as consideration for the proposed merger or that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed merger; the effects of disruption from the proposed merger making it more difficult for the Company to maintain relationships with employees (including potential difficulties in employee retention); the response of customers, vendors, other business partners and governmental entities to the announcement of the proposed merger; legal proceedings that may be instituted against the Company, its board of directors, executive officers and others following the announcement of the definitive agreement entered into in respect of the merger; other business effects, including the effects of industrial, economic, political or weather conditions outside of the Company’s control; transaction costs; actual or contingent liabilities, including those related to dependence on key commercial relationships or the expertise of certain personnel; and other risks and uncertainties discussed in this communication and other documents filed with the SEC by the Company, as well as the Schedule 14A to be filed with the SEC by the Company. The Company does not undertake any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law.

Additional Information Regarding the Transaction and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company or the solicitation of any vote or approval. This communication is being made in respect of the proposed merger transaction involving the Company, Kilimanjaro Corp., Kili LLC, AmCo Holding Company, RDX Holding, LLC and certain members of RDX Holding, LLC. The proposed issuance by the Company of shares of common stock in connection with such merger will be submitted to the stockholders of the Company for their consideration. In connection therewith, the Company intends to file relevant materials with the SEC, including a definitive proxy statement. However, such documents are not currently available. The definitive proxy statement will be mailed to the stockholders of the Company. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.upcinsurance.com under the heading “Documents” within the “SEC Filings” section in the “Investors Relations” portion of the Company’s website. Stockholders of the Company may also obtain a free copy of the definitive proxy statement and any filings with the SEC that are incorporated by reference in the definitive proxy statement by contacting the Company’s Investor Relations Department at [(727) 895-7737].

Exhibit 99.2

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2016 annual meeting of stockholders, which was filed with the SEC on April 5, 2016, its annual report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on March 2, 2016, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation of the stockholders of the Company and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the preliminary and definitive proxy statements and other relevant materials to be filed with the SEC when they become available.

CONTACT:                    OR        INVESTOR RELATIONS:
United Insurance Holdings Corp.                The Equity Group
John Rohloff                            Adam Prior
Director of Financial Reporting                Senior Vice-President
(727) 895-7737 / jrohloff@upcinsurance.com        (212) 836-9606 / aprior@equityny.com

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